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                                                                   EXHIBIT 10.63

                           HANOVER COMPRESSOR COMPANY
                             STOCK COMPENSATION PLAN

                                    ARTICLE I

                                    The Plan

         1.1 Name. This plan shall be known as the "Hanover Compressor Company Stock Compensation Plan" (the "Plan").

         1.2 Purpose. The purpose of the Plan is to promote the growth and general prosperity of Hanover Compressor Company, a Texas corporation (the "Company"), by permitting the Company to grant to its Directors, Officers, Employees and Advisors options to purchase Common Stock of the Company (the "Options"). The Plan is designed to help the Company and its subsidiaries and affiliates attract and retain superior personnel for positions of substantial responsibility and to provide Directors, Officers, Employees and Advisors with an additional incentive to contribute to the success of the Company. The Company intends that Options granted pursuant to the Plan will be nonstatutory options and will not be classified as "incentive stock options" within the meaning of
Section 422 of the Code.

         1.3 Effective Date. The Plan shall become effective upon the Effective Date.

         1.4 Eligibility to Participate. Any Director, Officer, Employee or Advisor shall be eligible to participate in the Plan. The Committee may grant Options to a Director, Officer, Employee or Advisor in accordance with such determinations as the Committee from time to time in its sole discretion shall make.

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         1.5      Shares Subject to the Plan. The shares available for issuance upon exercise of Options granted under the Plan shall be shares of Common Stock (the "Plan Shares").

         1.6 Maximum Number of Plan Shares. Subject to adjustment pursuant to the provisions of Section 5.2, and subject to any additional restrictions elsewhere in the Plan, the maximum number of Plan Shares that may be issued and sold hereunder shall be equal to 15% of the total shares of Common Stock outstanding, computed on a fully diluted basis and including the unissued Plan Shares, at the time of the grant of an Option.

         1.7 Options Granted Under Plan. Plan Shares with respect to which an Option shall have been exercised shall not again be available for grant hereunder. If Options terminate for any reason without being wholly exercised, new Options may be granted hereunder covering the number of Plan Shares to which such Option termination relates.

         1.8 Conditions Precedent. The Company shall not issue or deliver any Option Agreement or any certificate for Plan Shares pursuant to the Plan prior to fulfillment of all of the following conditions:

                  (a) The admission of the Plan Shares to listing on all stock exchanges on which the Common Stock is then listed, unless the Committee determines in its sole discretion that such listing is neither necessary nor advisable;

                  (b) The completion of any registration or other qualification of the Plan Shares under any federal or state

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         law or under the rulings or regulations of the Securities and Exchange
         Commission or any other governmental regulatory body that the Committee shall in its sole discretion deem necessary or advisable; and

                  (c) The obtaining of any approval or other clearance from any federal or state governmental agency that the Committee shall in its sole discretion determine to be necessary or advisable.

         1.9 Reservation of Shares of Common Stock. During the term of the Plan, the Company will at all times reserve and keep available such number of shares of Common Stock as shall be necessary to satisfy the requirements of the Plan as to the number of Plan Shares. In addition, the Company will from time to time, as is necessary to accomplish the purposes of the Plan, seek or obtain from any regulatory agency having jurisdiction any requisite authority that is necessary to issue Plan Shares hereunder. The inability of the Company to obtain from any regulatory agency having jurisdiction the authority deemed by the Company's counsel to be necessary to the lawful issuance of any Plan Shares shall relieve the Company of any liability in respect of the non-issuance of Plan Shares as to which the requisite authority shall not have been obtained.

         1.10     Tax Withholding.

                  (a) Condition Precedent. The issuance, delivery, exercise or vesting of any Options under the Plan is subject to the condition that if at any time the Committee shall

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         determine, in its discretion, that the satisfaction of withholding tax or other withholding liabilities under any state or federal law is necessary or desirable as a condition of, or in connection with, the issuance, delivery, exercise or vesting of the Options, then the issuance, delivery, exercise or vesting of the Options shall not be effective unless the withholding shall have been effected or obtained in a manner acceptable to the Committee.

                  (b) Manner of Satisfying Withholding Obligation. When a Director, Officer, Employee or Advisor participating in the Plan is required to pay to the Company an amount required to be withheld under applicable income tax laws in connection with the exercise of an Option, subject to Section 1.10(c), such individual may satisfy the obligation, in whole or in part, by electing to (i) have the Company withhold a portion of the Plan Shares acquired upon the exercise of the Option and having a Fair Market Value on the date the amount of tax to be withheld is to be determined (the "Tax Date") equal to the amount required to be withheld or (ii) deliver to the Company shares of Common Stock already owned and having a Fair Market Value on the Tax Date equal to the amount required to be withheld. The amount to be withheld shall be the minimum amount that is required to be withheld under applicable federal and state income tax laws; provided, however, in the event a request is made by a Director, Officer, Employee or Advisor, the amount to be withheld shall be the approximate

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         without cause and appoint successor or additional Committee members at any time.

         2.3 Majority Rule; Unanimous Written Consent. A majority of the members of the Committee shall constitute a quorum, and any action taken by a majority present at a meeting at which a quorum is present or any action taken without a meeting evidenced by a writing executed by all members of the Committee shall constitute the action of the Committee. Meetings of the Committee may take place by telephone conference call.

         2.4 Company Assistance. The Company shall supply full and timely information to the Committee on all matters relating to Directors, Officers, Employees and Advisors, their employment, death, retirement, disability, or other termination of employment, and such other pertinent facts as the Committee may require. The Company shall furnish the Committee with such clerical and other assistance as is necessary in the performance of its duties.

                                   ARTICLE III

                                  Stock Options

         3.1 Option Terms and Conditions. The terms and conditions of Options granted under this Article may differ from one another as the Committee shall, in its discretion, determine as long as all Options granted under this Article satisfy the requirements of this Article.

         3.2 Duration of Options. Each Option granted pursuant to this Article and all rights thereunder shall expire on the date determined by the Committee, but in no event shall any Option

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granted under this Article expire later than 15 years after the date on which the Option is granted. In addition, each Option shall be subject to early termination as provided elsewhere in the Plan.

         3.3 Purchase Price. The purchase price for Plan Shares acquired pursuant to the exercise, in whole or in part, of any Option shall be determined by the Committee at the time of the grant of the Option.

         3.4 Individual Option Agreements. Each Optionee receiving Options pursuant to this Article shall be required to enter into a written Option Agreement with the Company as a precondition to receiving an Option under this Article. In such Option Agreement, the Optionee shall agree to be bound by the terms and conditions of the Plan, the awards made pursuant hereto, and such other matters as the Committee deems appropriate.

         3.5 Non-Competition and Confidential Information. Each Optionee receiving Options pursuant to this Article shall be subject to the restriction that during the term of the Option Agreement and for a period of one year thereafter, he or she will not compete with any business of the Company, and will not disclose to persons outside the Company confidential information concerning the Company without the Company's consent.

         3.6      Exercise of Options.

                  (a) Method of Exercise. Each Option shall be exercisable in accordance with the terms of the Option Agreement

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         pursuant to which the Option was granted. No Option may be exercised for a fraction of a Plan Share.

                  (b) Payment of Purchase Price. The purchase price of any Plan Shares purchased shall be paid at the time of exercise of the Option either (i) in cash, (ii) by certified or cashier's check, (iii) if permitted by the Committee, by shares of Common Stock, (iv) if permitted by the Committee, by cash or certified or cashier's check for the par value of the Plan Shares plus a promissory note for the balance of the purchase price, which note shall provide for full personal liability of the maker and shall contain such other terms and provisions as the Committee may determine, including without limitation the right to repay the note partially or wholly with Common Stock, or
         (v) by delivery of a copy of irrevocable instructions from the Optionee to a broker or dealer, reasonably acceptable to the Company, to sell certain of the Plan Shares purchased upon exercise of the Option or to pledge them as collateral for a loan and promptly deliver to the Company the amount of sale or loan proceeds necessary to pay such purchase price. If any portion of the purchase price or a note given at the time of exercise is paid in shares of Common Stock, those shares shall be valued at the then Fair Market Value.

         3.7 Written Notice Required. Any Option shall be deemed to be exercised for purposes of the Plan when written notice of exercise has been received by the Company at its principal office

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from the person entitled to exercise the Option and payment for the Plan Shares with respect to which the Option is exercised has been received by the Company in accordance with Section 3.6.

         3.8 Compliance with Securities Laws. Plan Shares shall not be issued with respect to any Option unless the exercise of the Option and the issuance and delivery of the Plan Shares shall comply with all applicable provisions of state and federal law (including without limitation (a) the Securities Act, the Exchange Act, Rule 16b-3, and the rules and regulations promulgated thereunder, and (b) the requirements of any stock exchange upon which the Plan Shares may then be listed) and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Committee may also require an Optionee to furnish evidence satisfactory to the Company, including a written and signed representation letter and consent to be bound by any transfer restrictions imposed by law, legend, condition, or otherwise, that the Plan Shares are being acquired only for investment and without any present intention to sell or distribute the shares in violation of any state or federal law, rule, or regulation. Further, each Optionee shall consent to the imposition of a legend on the certificate representing the Plan Shares issued upon the exercise of the Option restricting their transferability as required by law or by this Section.

         3.9 Employment of Participant or Optionee. Nothing in the Plan or in any Option granted or Restricted Stock issued hereunder shall confer upon any Participant or Optionee any right to

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continued employment by the Company or any of its subsidiaries or affiliates or limit in any way the right of the Company or any subsidiary or affiliate at any time to terminate or alter the terms of that employment.

         3.10 Option Rights Upon Termination of Employment. If an Optionee that is an Employee ceases to be employed by the Company or any subsidiary or affiliate for any reason other than death, Permanent Disability, or for Cause (as defined in Section 3.11), his Option shall be exercisable (to the extent exercisable on the date of termination of employment) at any time within 90 days after the date of termination of employment unless by its terms the Option expires sooner or the Committee agrees, in its sole discretion, to extend the term of such Option.

         3.11 Termination of Employment for Cause. If an Optionee that is an Employee ceases to be employed by the Company or any subsidiary or affiliate of the company because the optionee is terminated for Cause, the Option shall automatically expire. For purposes of this Article III and Section 4.3,"Cause" shall mean an act or acts involving a felony, fraud, willful misconduct, the commission of any act that causes or reasonably may be expected to cause substantial injury to the Company, a violation of the restrictions imposed by
Section 3.5, or other good cause. The term "other good cause" as used in this Section shall include, but shall not be limited to, habitual impertinence, a pattern of conduct that tends to hold the Company up to ridicule in the community, conduct disloyal to the Company, conviction of any crime of moral turpi-

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tude, and substantial dependence, as judged by the Committee, on alcohol or any controlled substance. "Controlled substance" means a drug, immediate precursor, or other substance listed in Schedules I-V of the Federal Comprehensive Drug Abuse Prevention and Control Act of 1970, as amended.

         3.12 Option Rights Upon Permanent Disability of Optionee. Unless either the Option or the Option Agreement pursuant to which it was issued otherwise provides, an Option that is issued to (a) an Employee shall become fully exercisable on the date of the Optionee's termination of employment if the Optionee ceases to be an Employee as a result of his or her Permanent Disability and shall expire 1 year thereafter unless by its terms it expires sooner or (b) a Non-employee Director or Advisor that is not also classified as an Employee shall not be affected as a result of the Permanent Disability of the Optionee.

         3.13 Option Rights Upon Death of Optionee. Unless either the Optionor the Option Agreement pursuant to which it was issued otherwise provides, an Option that is issued to (a) an Employee shall become fully exercisable on the date of the Employee's death and shall expire 1 year thereafter unless by its terms its expires sooner or (b) a Non-employee Director or Advisor that is not also classified as an Employee shall not be affected as a result of the Death of the Optionee. Following the death of an Optionee, the Option may be fully exercised, to the extent that it remains unexercised on the date of death, by the Optionee's personal representative or by the distributee to whom the Optionee's rights

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under the Option shall pass by will or by the laws of descent and distribution.

         3.14 Options Not Transferable and Subject to Certain Restrictions. Options may not be sold, pledged, assigned, or transferred in any manner other than by will or the laws of descent and distribution and may be exercised during the lifetime of an Optionee only by that Optionee or by his legally authorized representative.

                                   ARTICLE IV

                              Change in Control and
                     Constructive Termination of Employment

         4.1 Consequences of Change in Control and Constructive Termination of Employment. Notwithstanding any other term or provision of this Plan, upon the occurrence of a Change in Control of the Company followed or accompanied within two years thereafter by a Constructive Termination of Employment of a person who holds an Option, that portion of each such Option that is not then exercisable shall become exercisable.

         4.2 Change in Control Defined. As used herein, a "Change in Control of the Company" sha11 be deemed to have occurred if, after the Effective Date (a) any "person", or persons acting as a "group" (as such terms are used in Sections 13 (d) and 14 (d) (2) of the Securities Exchange Act of 1934, as amended, but excluding any Company employee stock ownership plan and any person that was a stockholder of the Company at the Effective Date), (i) becomes the beneficial owner, directly or indirectly, of securities of the

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Company representing 50% or more of the combined voting power of the Company's then outstanding securities, or (ii) acquires or obtains, directly or indirectly, the power, authority or ability, whether through share ownership, contract, proxy, voting agreement or any other arrangement, understanding or circumstance, to mange or direct the operations of the Company, (b) the Company or its stockholders enter into an agreement to dispose of all or substantially all of the assets of the Company by means of a sale, merger, or other reorganization or liquidation, or otherwise in a reorganization transaction in which the Company is not the surviving corporation, or (c) the Board of Directors of the Company ceases to consist of a majority of Continuing Directors. For purposes hereof, "Continuing Director" shall mean a member of the Board of Directors of the Company who either (1) was a member of the Board of Directors as of the Effective Date or (2) was nominated, appointed or approved (before initial election as a director) to serve as a director by a majority of the then Continuing Directors.

         4.3 Constructive Termination of Employment. As used herein, "Constructive Termination of Employment" shall mean the termination of an Employee's employment by the Company for reasons other than Cause (as defined in Section 3.11) or Permanent Disability, or if any of the following shall occur without the Employee's written consent:

                  (a) The assignment of duties and responsibilities materially inconsistent with or of materially lesser statute than, the Employee's positions, duties, responsibilities and

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         status with the Company immediately prior to the first Change in
         Control of the Company that occurred prior to such assignment;

                  (b) The removal of the Employee from, or any failure to re-elect the Employee to, any office of the Company or any successor of the Company, except in connection with his termination of employment for cause, death, disability or retirement;

                  (c) A reduction by the Company or any successor of the Company in the Employee's annual base salary in effect immediately prior to the first Change in Control of the Company that occurred prior to such reduction or as the said salary may thereafter be increased from time to time;

                  (d) Failure by the Company or any successor to the Company to permit the Employee to continue to participate in incentive compensation and benefit programs (other than stock-related plans or arrangements) comparable to those in effect immediately prior to the first Change in Control of the Company that occurred prior to such failure; or

                  (e) Any purported termination of the Employee's employment for Cause or Permanent Disability not in accordance with the provisions of this Plan with respect thereto.

                                    ARTICLE V

                     Termination, Amendment, and Adjustment

         5.1 Termination and Amendment. The Plan shall terminate 10 years after the Effective Date. No Options shall be granted under

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the Plan after that date of termination. The Committee may at any time amend or revise the terms of the Plan, including the form and substance of the Option Agreements to be used in connection herewith. No amendment, suspension, or termination of the Plan shall, without the consent of the individual who has received an Option hereunder, alter or impair any of that individual's rights or obligations under any Option granted under the Plan prior to that amendment, suspension, or termination.

         5.2 Adjustments. If the outstanding Common Stock is increased, decreased, changed into, or exchanged for a different number or kind of shares or securities through merger, consolidation, combination, exchange of shares, other reorganization, recapitalization, reclassification, stock dividend, stock split, or reverse stock split, an appropriate and proportionate adjustment shall be made in the maximum number and kind of Plan Shares as to which Options may be granted under the Plan. A corresponding adjustment changing the number or kind of shares allocated to unexercised Options or portions thereof, which shall have been granted prior to any such change, shall likewise be made. Any such adjustment in outstanding Options shall be made without change in the aggregate purchase price applicable to the unexercised portion of the Option, but with a corresponding adjustment in the price for each share covered by the Option. The foregoing adjustments and the manner of application of the forgoing provisions shall be determined solely by the Committee, and any such adjustment may provide for the elimination of fractional share interests.

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                                   ARTICLE VI

                                  Miscellaneous

         6.1 Other Compensation Plans. The adoption of the Plan shall not affect any other stock option or incentive or other compensation plans in effect for the Company or any subsidiary or affiliate of the Company, nor shall the Plan preclude the Company or any subsidiary or affiliate thereof from establishing any other forms of incentive or other compensation plans.

         6.2 Plans Binding on Successors. The Plan shall be binding upon the successors and assigns of the Company and any subsidiary or affiliate of the Company that adopts the Plan.

         6.3 Number and Gender. Whenever used herein, nouns in the singular shall include the plural where appropriate, and the masculine pronoun shall include the feminine gender.

         6.4 Headings. Headings of articles and sections hereof are inserted for convenience of reference and constitute no part of the Plan.

                                   ARTICLE VII

                                   Definitions

         As used herein with initial capital letters, the following terms have the meanings hereinafter set forth unless the context clearly indicates to the contrary:

         7.1 "Advisor" shall mean any person performing services for the Company or any subsidiary or affiliate of the Company, with or without compensation, to whom the Company chooses to grant Options in accordance with the Plan, provided that bona fide services must

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be rendered by such person and such services shall not be rendered in connection with the offer or sale of securities in a capital raising transaction.

         7.2      "Board" shall mean the Board of Directors of the Company.

         7.3 "Code" shall mean the Internal Revenue Code of 1986, as amended.

         7.4 "Committee" shall mean the Committee appointed in accordance with Section 2.2.

         7.5 "Common Stock" shall mean the Common Stock, par value $ .01 per share, of the Company or, in the event that the outstanding shares of such Common Stock are hereafter changed into or exchanged for shares of a difference stock or security of the Company or some other corporation, such other stock or security.

         7.6 "Company" shall mean Hanover Compressor Company, a Texas corporation.

         7.7 "Director" shall mean a member of the Board of Directors of the Company or any subsidiary or affiliate of the Company.

         7.8 "Effective Date" shall meant the date of the Plan's adoption by the Board.

         7.9 "Employee" shall mean an employee of the Company, or of any subsidiary or affiliate of the Company the board of directors of which adopts the Plan, as determined under Section 3401 (c) of the Code and the regulations thereunder. Unless the context otherwise indicates, the term "Employee" shall include Officers and Directors that are not Non-employee Directors.

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         7.10     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         7.11 "Fair Market Value" shall mean such value as determined by the Committee on the basis of such factors as it deems appropriate; provided that if the Common Stock is traded on a national securities exchange or transactions in the Common Stock are quoted on the NASDAQ National Market System, such value as shall be determined by the Committee on the basis of the average reported sales price for the Common Stock for the ten days preceding the date for which such determination is relevant, as reported on the national securities exchange or the NASDAQ National Market System, as the case may be.

         7.12 "Non-employee Director" shall mean a Director who is not an Officer or Employee.

         7.13 "Officer" shall mean an officer of the Company or any subsidiary or affiliate of the Company.

         7.14     "Option" shall mean an option granted pursuant to Article III.

         7.15 "Optionee" shall mean a Director, Officer, Employee or Advisor to whom an Option has been granted hereunder.

         7.16 "Option Agreement" shall mean an agreement between the Company and an Optionee with respect to one or more Options.

         7.17 "Permanent Disability" or " Permanently Disabled" shall mean the Employee's inability, because of mental or physical illness or incapacity, to perform his or her duties for the Company

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for a continuous period of 120 days or for 120 days out of a 150-day period.

         7.18 "Plan" shall mean Hanover Compressor Company Stock Compensation Plan, the terms of which are set forth herein.

         7.19 "Plan Shares" shall mean shares of Common Stock issuable pursuant to the Plan (including, but not limited to, shares of Common Stock issued or issuable upon exercise of Options granted pursuant to the Plan).

         7.20 "Rule 16b-3" shall mean Rule 16b-3 promulgated under the Exchange Act or any successor rule.

         7.21 "Securities Act" shall mean the Securities Act of 1933, as amended.

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